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                                                                       EXECUTION

                            PARTICIPATION AGREEMENT

                                     AMONG

                      FORETHOUGHT LIFE INSURANCE COMPANY,

                        PIMCO VARIABLE INSURANCE TRUST,

                            PIMCO EQUITY SERIES VIT

                                      AND

                             PIMCO INVESTMENTS LLC

THIS AGREEMENT dated and effective as of     day of October, 2012, by and among
Forethought Life Insurance Company and an Indiana corporation (the "Company") and an Indiana life insurance company, on its own behalf and on behalf of each segregated asset separate account of the Company set forth on Schedule A hereto, as may be amended from time to time (each account hereinafter referred to as the "Account"), PIMCO Variable Insurance Trust and PIMCO Equity Series VIT (each a "Fund" and together the "Funds"), each a Delaware statutory trust, and PIMCO Investments LLC (the "Underwriter"), a Delaware limited liability company.

WHEREAS, each Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Funds and Underwriter ("Participating Insurance Companies");

WHEREAS, the shares of beneficial interest of the Funds are divided into several separate series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets;

WHEREAS, the Funds may rely on an order (PIMCO VARIABLE INSURANCE TRUST, ET AL., Investment Company Act Rel. Nos. 22994 (Jan. 7, 1998) (Notice) and 23022 (Feb. 9, 1998)(Order)) from the Securities and Exchange Commission (the "SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Funds to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Exemptive Order");

WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act");

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WHEREAS, Pacific Investment Management Company LLC (the "Adviser"), which serves as investment adviser to the Funds, is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended;

WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time;

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts;

WHEREAS, the Underwriter, which serves as distributor to the Funds, is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the Financial Industry Regulatory Authority ("FINRA"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Administrative Class, Institutional Class, Advisor Class and/or Class M shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds and the Underwriter agree as follows:

                         ARTICLE I. Sale of Fund Shares

1.1. Each Fund has granted to the Underwriter exclusive authority to distribute the Fund's shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company, for purchase on behalf of the Account Fund shares of those Designated Portfolios selected by the Underwriter. Pursuant to such authority and instructions, and subject to Article IX hereof, the Underwriter agrees to make available to the Company for purchase on behalf of the Account, shares of those Designated Portfolios, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Board of Trustees of the applicable Fund (the "Board" and together the "Boards") may suspend or terminate the offering of Fund's shares of any Designated Portfolio or class thereof, or liquidate any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith, suspension, termination or liquidation is necessary in the best interests of the shareholders of such Designated Portfolio.

1.2. The applicable Fund shall redeem, at the Company's request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with
Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Fund shares attributable to Contract owners except in the circumstances permitted in Section 1.3 of this Agreement, and (ii) the Fund may

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delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3.  Purchase and Redemption Procedures

     (a) Each Fund hereby appoints the Company as an agent of such Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (a "Business Day") by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund's statutory prospectus, as such term is defined in Rule 498 under the 1933 Act (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt and acceptance by the Fund on that same Business Day, provided that the Fund or its designated agent receives notice of such request by 9:00 a.m. Eastern Time on the next following Business Day.

     (b) The Company shall pay for shares of each Designated Portfolio on the same day that it notifies the applicable Fund of a purchase request for such shares. Payment for Designated Portfolio shares shall be made in federal funds transmitted to the applicable Fund by wire to be received by the Fund by 4:00 p.m. Eastern Time on the Business Day such Fund is notified of the purchase request for Designated Portfolio shares (which request may be net of redemptions of shares). If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund's request, reimburse such Fund for any charges, costs, fees, interest or other expenses incurred by such Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by such Fund, as a result of portfolio transactions effected by such Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the applicable Fund.

     (c) Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other designated person on the next Business Day after the Fund is properly notified of the redemption order of such shares (which order shall be net of any purchase orders) except that each Fund reserves the right to redeem Designated Portfolio shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder, and in accordance with the procedures and policies of such Fund as described in the then

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     current statutory prospectus and/or statement of additional information
     ("SAI"). The applicable Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

     (d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the applicable Fund's receipt of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by such Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund's statutory prospectus.

     (e) The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) upon 45 days prior written notice to the applicable Fund and the Underwriter, as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated Portfolios is consistent with the terms of the Contracts, or
     (iv) as permitted under the terms of the Contracts. Upon request, the Company will promptly furnish to the applicable Fund reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Designated Portfolio that was otherwise available under the Contracts without first giving the Fund 45 days notice of its intention to do so.

     (f) Notwithstanding anything herein to the contrary, the Company, Fund and/or Underwriter shall comply with the processing specifications set forth in Schedule C attached hereto and made a part hereof in respect of transactions processed through the facilities of the National Securities Clearing Corporation ("NSCC").

1.4. The applicable Fund shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with such Fund's statutory prospectus. Neither the Funds, any Designated Portfolio, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company or any other Participating Insurance Company to a Fund or the Underwriter.

1.5. The applicable Fund shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or

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capital gain distributions payable on any Designated Portfolio shares. The
Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The applicable Fund shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

1.6. Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to Section 2.2(ii) hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to Article IX, the Company shall promote the Designated Portfolios on the same overall basis as other funding vehicles available under the Contracts.

(b) The Company shall not, without prior notice to the Funds (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c) The Company shall not, without prior notice to the applicable Fund (unless otherwise required by applicable law), induce or encourage Contract owners to change or modify the Fund or remove or otherwise change the Fund's distributor or investment adviser.

(d) The Company shall not, without prior notice to the applicable Fund, induce or encourage Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board of Trustees of the Fund.

1.8. The Company acknowledges that, pursuant to Form 24F-2, the Fund is not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to its shares issued to an Account that is a unit investment trust that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a "Registered Account"). The Company agrees to provide the applicable Fund or its agent each year within 60 days of the end of the Fund's fiscal year, or when reasonably requested by the Fund, information as to the number of shares purchased by a Registered Account and any other Account the interests of which are not registered under the 1933 Act. The Company acknowledges that the Fund intends to rely on the information so provided.

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1.9.  If adjustments are required to correct an error in the computation of the net asset value of a class of a Fund's shares, in the distribution rate for a Fund's shares, or otherwise, the Fund or Underwriter (or their designee) promptly shall notify the Company upon discovering the need for such adjustments and shall implement corrections for such errors in accordance with the Funds' error correction procedures. The Company agrees to comply with reasonable requests made by the Fund or Underwriter (or their designee) in connection with its efforts to resolve such errors.

                   ARTICLE II. Representations and Warranties

2.1. The Funds represents and warrants that (i) such Fund is lawfully organized and validly existing under the laws of the State of Delaware, (ii) such Fund is and shall remain registered under the 1940 Act, (iii) Designated Portfolio shares sold pursuant to this Agreement are registered under the 1933 Act (to the extent required by that Act) and are duly authorized for issuance, (iv) such Fund shall amend the registration statement for the shares of the Designated Portfolios under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of such shares, and (v) such Fund's Board has elected for each Designated Portfolio to be taxed as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Funds makes no representations or warranties as to whether any aspect of the Designated Portfolios' operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws and other applicable laws of the various states. The Company agrees to promptly notify the Fund of any investment restrictions imposed by state insurance law applicable to the Fund or a Designated Portfolio. The Fund shall not be responsible, and the Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration of Fund shares or the Fund by the Fund may be required in connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Fund and shall advise the Fund at such time and in such manner as is necessary to permit the Fund to comply.

2.2. The Underwriter represents and warrants that shares of the Designated Portfolios (i) shall be offered and sold in compliance in all material respects with applicable federal securities laws, (ii) are offered and sold only to Participating Insurance Companies and their separate accounts and to persons or plans that communicate to the applicable Fund that they qualify to purchase shares of the Designated Portfolios under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Designated Portfolios as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h) ("Qualified Persons"), and (iii) are registered and qualified for sale in accordance with the laws of the various states to the extent required by applicable law.

2.3. Subject to Company's representations and warranties in Sections 2.5 and 2.6, each Fund represents and warrants that it will invest the assets of each Designated Portfolio in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Fund represents and warrants that each Designated Portfolio has complied and will continue to comply with
Section 817(h) of the

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Code and Treasury Regulation Section 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulation. Each Fund will make every reasonable effort (a) to notify the Company immediately upon having a reasonable basis for believing that a breach of this Section 2.3 has occurred, and (b) in the event of such a breach, to adequately diversify the Designated Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation Section 1.817-5.

2.4. Each Fund represents and warrants that each of its Designated Portfolio is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, that such Fund will make every reasonable effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that such Fund will notify the Company immediately upon having a reasonable basis for believing that a Designated Portfolio has ceased to so qualify or that it might not so qualify in the future.

2.5. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company also represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Connecticut Insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company further represents and warrants that (i) the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws, (ii) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements;
(iii) the information provided pursuant to Section 1.8 shall be accurate in all material respects; and (iv) it and the Account are Qualified Persons. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent required by applicable law.

2.6. The Company represents and warrants that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity contracts, under applicable provisions of the Code, and that it will make every reasonable effort to maintain such treatment, and that it will notify the Funds and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each of its Accounts is a "segregated asset account" and that interests in the Accounts are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Company will use every reasonable effort to continue to meet such definitional requirements, and it will notify the Funds and the Underwriter immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

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2.7.  The Underwriter represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC.

2.8. Each Fund and the Underwriter represent and warrant that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of such Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of each applicable Fund and to pay to such Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to such Fund pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Funds and the Underwriter in the event that such coverage no longer applies.

2.10. The Company represents and warrants that it shall comply with any applicable privacy and notice provisions of 15 U.S.C. Section Section 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248), and any other applicable federal and state privacy law, as they may be amended from time to time.

2.11. (a) The Company represents and warrants that it has implemented, and agrees to maintain an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001 (the "USA PATRIOT Act"), each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where the Company conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"). The Company further represents and warrants that its anti-money laundering program includes written policies, a designated Compliance Officer, ongoing training for employees, procedures for detecting and reporting suspicious transactions, and an independent audit to test the implementation of the program.

(b) The Company represents and warrants that neither it, nor any of its subsidiaries, nor any director, or officer of them is an individual or entity ("Person") controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), the United

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Nations Security Council ("UNSC"), the European Union ("EU"), Her Majesty's
Treasury ("HMT"), or other relevant sanctions authority (collectively, "Sanctions"); and (ii) located, organized or resident in a country or territory that is the subject of Sanctions. Further, the Company will continue to undertake appropriate due diligence to ensure that neither the Company nor its customers are subject to Sanctions. The Company acknowledges its ongoing and continuing obligations to comply with the applicable Sanctions. The Company will provide reasonable assistance to the other parties hereto in connection with their respective obligations under the applicable Sanctions.

2.12. The Company represents, warrants, and covenants that (i) its officers, directors, employees, agents and other representatives (together with the Company, each a "Relevant Person") are subject to written policies and procedures relating toethical conduct, including but not limited to anti-bribery and anti-corruption, and shall not commit, authorize or permit any action that would cause any Relevant Person to be in violation of any applicable anti-bribery and corruption laws; (ii) in connection with any services provided in connection with this Agreement, the Relevant Persons have not taken nor will they take any actions in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving anything of value to, nor have the Relevant Persons received, nor will they receive, any payment or anything of value from, any person (whether directly or indirectly) while knowing that all or some portion of the money or value will be offered, given, promised or received by anyone improperly to influence official action, improperly to obtain or retain business or otherwise secure an illegal advantage; and (iii) it shall create and maintain accurate books and financial records in connection with the services performed under this Agreement. The Company shall promptly notify Underwriter if a Relevant Person becomes aware of any breach of this provision, and Underwriter may terminate this Agreement with immediate effect in the event of such breach by any Relevant Person. The Company represents and warrants that
(a) the Company has, and will maintain, policies and procedures reasonably designed to monitor and prevent market timing or excessive trading activity by its customers and (b) the Company will provide each Fund or its agent with assurances regarding the compliance of its handling of orders with respect to shares of the Designated Portfolios with the requirements of Rule 22c-1 under the 1940 Act, regulatory interpretations thereof, and such Fund's market timing and excessive trading policies upon reasonable request. Additionally, the Company shall comply with provisions of the statutory prospectus and SAI of the Fund, and with applicable federal and state securities laws. Among other things, and without limitation of the foregoing, the Company shall be responsible for reasonably assuring that: (a) only orders to purchase, redeem or exchange Portfolio shares received by the Company or any Indirect Intermediary (as defined below) prior to the Valuation Time (as defined below) shall be submitted directly or indirectly by the Company to the Fund or its transfer agent or other applicable agent for receipt of a price based on the net asset value per share calculated for that day in accordance with Rule 22c-1 under the 1940 Act (orders to purchase, redeem or exchange Portfolio shares received by the Company subsequent to the Valuation Time on any given day shall receive a price based on the next determined net asset value per share in accordance with Rule 22c-1 under the 1940 Act.); and (b) the Company shall cause to be imposed and/or waived applicable redemption fees, if any, only in accordance with the Portfolio's then current statutory prospectus or SAI and/or as instructed by the Underwriter. The Company further agrees to make reasonable efforts to assist the Fund and its service

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providers (including but not limited to the Underwriter) to detect, prevent and report market timing or excessive short-term trading of Portfolio shares. To the extent the Company has actual knowledge of violations of Fund's policies (as set forth in the then current statutory prospectus or SAI) regarding (i) the timing of purchase, redemption or exchange orders and pricing of Portfolio shares, (ii) market timing or excessive short-term trading, or (iii) the imposition of redemption fees, if any, the Company agrees to report such known violations to the Underwriter. For purposes of this provision, the term "Valuation Time" refers to the time as of which the shares of a Portfolio are valued on each business day, currently the close of regular trading on the New York Stock Exchange (normally, 4:00 p.m., Eastern Time) on each day that the New York Stock Exchange is open for business.

2.13. The Company agrees to provide promptly to the Underwriter, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII") and the Contract number or participant account number, if known, of any or all Contract owner(s) (as defined below) of the Account, the name or other identifier of any investment professional(s) associated with the Contract owner(s) or account (if known), and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares held through an account maintained by the Company during the period covered by the request. Unless otherwise specifically requested by the Underwriter, the Company shall only be required to provide information relating to Contract owner-Initiated Transfer Purchases or Contract owner-Initiated Transfer Redemptions (each, as defined below).

     (a) Period Covered by Request. Requests must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. The Underwriter may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established or utilized by the applicable Fund or the Underwriter for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by a Portfolio (as defined below). If requested by the Underwriter, the Company will provide the information specified in this Section 2.13 for each trading day.

     (b) ..Form and Timing of Response. The Company agrees to provide, promptly upon request of the Underwriter, the requested information specified in this Section 2.13. The Company agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in this Section 2.13 is itself a "financial intermediary," as that term is defined in Rule 22c-2 under the 1940 Act (an "Indirect Intermediary") and, upon request of the Underwriter, promptly either (i) provide (or arrange to have provided) the information set forth in this Section 2.13 for those Contract owner(s) who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing shares in nominee name on behalf of other persons. The Company additionally agrees to inform the Underwriter whether it plans to perform (i) or (ii) above. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the

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     extent practicable, the format for any Contract owner(s) and transaction information provided to the Underwriter should be consistent with the NSCC Standardized Data Reporting Format.

     (c) Limitations on Use of Information. The Underwriter agrees not to use the information received under this Section 2.13 for marketing or any other similar purpose without the prior written consent of the Company; provided, however, that this provision shall not limit the use of publicly available information, information already in the possession of the Underwriter, a Fund or their affiliates at the time the information is received pursuant to this Section 2.13 or information which comes into the possession of the Underwriter, a Fund or their affiliates from a third party.

     (d) Agreement to Restrict Trading. The Company agrees to execute written instructions from the Underwriter to restrict or prohibit further purchases or exchanges of Portfolio shares by a Contract owner that has been identified by the Underwriter as having engaged in transactions in Portfolio shares (directly or indirectly through the Company's Account) that violate policies established or utilized by the applicable Fund or the Underwriter for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by a Portfolio. Unless otherwise directed by the Underwriter, any such restrictions or prohibitions shall only apply to Contract owner-Initiated Transfer Purchases or Contract owner-Initiated Transfer Redemptions that are effected directly or indirectly through the Company.

     (e) Form of Instructions. Instructions must include the TIN, ITIN or GII and the specific individual Contract number or participant account number associated with the Contract owner if known, and the specific restriction(s) to be executed. If the TIN, ITIN, GII or the specific individual Contract number or participant account number associated with the Contractholder is not known, the instructions must include an equivalent identifying number of the Contractholder(s) or account(s) or other agreed upon information to which the instruction relates.

     (f) Timing of Response. The Company agrees to execute instructions from the Underwriter as soon as reasonably practicable, but not later than five
     (5) business days after receipt of good order instructions by the Company.

     (g) Confirmation by the Company. The Company must provide written confirmation to the Underwriter that the Underwriter's instructions to restrict or prohibit trading have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

                                    11

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     (h)  Definitions.  For purposes of this Section 2.13, the following terms shall have the following meanings, unless a different meaning is clearly required by the context:

          (i) The term "Contract owner" means the holder of interests in a Contract or a participant in an employee benefit plan with a beneficial interest in a Contract.

          (ii) The term "Contract owner-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Contract owner that results in a transfer of assets within a Contract to a Portfolio, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as a transfer of assets within a Contract to a Portfolio as a result of "dollar cost averaging" programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) as a result of a one-time step-up in Contract value pursuant to a Contract death benefit; (iv) as a result of an allocation of assets to a Portfolio through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers at the conclusion of a required "free look" period.

          (iii) The term "Contract owner-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Contract owner that results in a transfer of assets within a Contract out of a Portfolio, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Portfolio as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Portfolio as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

          (iv) The term "Portfolios" shall mean the constituent series of the Funds, but for purposes of this Section 2.13 shall not include Portfolios excepted from the requirements of paragraph (a) of Rule 22c-2 by paragraph (b) of Rule 22c-2.

          (v) The term "promptly" shall mean as soon as practicable but in no event later than five (5) business days from the Company's receipt of the request for information from the Underwriter.

          (vi) The term "written" includes electronic writings and facsimile transmissions.

          (vii) In addition, for purposes of this Section 2.13, the term "purchase" does not include the automatic reinvestment of dividends or distributions.

             ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1. The Underwriter shall provide the Company with as many copies of the Fund's current statutory prospectuses as the Company may reasonably request.

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3.2.  The Underwriter (or the applicable Fund) shall provide electronic copies of the current statutory prospectus, including any supplements, SAI, including any supplements, and most recent annual and semi-annual reports to shareholders under Rule 30e-1 of the 1940 Act ("Fund Documents").

3.3. Within three (3) business days of receiving a request for a paper copy or an electronic copy of any Fund Documents, the Company shall send a paper copy or electronic copy, respectively, of any requested Fund Document to any person requesting such copy at no cost to the Contract owner and by U.S. first class mail or other reasonably prompt means or by email for electronic requests.

3.4. The applicable Fund shall provide the Company with information regarding the Fund's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information substantively in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any material way without the prior consent of the Fund.

3.5. The applicable Fund shall provide the Company with copies of its proxy material and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. The Company shall deliver such documents to Contract owners in accordance with applicable laws.

3.6.  The Company shall:

     (a)  solicit voting instructions from Contract owners;

     (b) vote the Fund shares in accordance with instructions received from Contract owners; and

     (c) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such portfolio for which instructions have been received in accordance with its echo voting procedures, as the same may be amended from time to time, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Fund shares held in any segregated asset account in the same proportion as Fund shares of such portfolio for which voting instructions have been received from Contract owners in accordance with its echo voting procedures, as the same may be amended from time to time.

3.7. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required

                                    13

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by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may reasonably adopt and provide in writing.

3.8. The expenses and fees related to the foregoing provisions of this Article III shall be allocated as set forth in Schedule B hereof.

                   ARTICLE IV. Sales Material and Information

4.1. The Company is hereby granted a non-exclusive, royalty-free, worldwide license to use, print, broadcast and otherwise display in any print or electronic medium the Fund's, Distributor's and Adviser's service marks, trade names and logos in sales literature or other promotional material created and published by the Company with respect to Contracts, provided such use in print, broadcast or other display conforms to such written guidelines, if any, provided by the Fund or Distributor.

4.2. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named. No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its designee to review such sales literature or promotional material within ten Business Days after receipt of such material; provided, however, that the Company may begin using such material if the Fund or its designee fails to review or respond within such period. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, and no such material shall be used if the Fund or its designee so object.

4.3. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or statutory prospectus or SAI for the Fund shares, as such registration statement and statutory prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either. The Company shall comply with all applicable laws, including Rule 498 under the 1933 Act, when composing, compiling and delivering sales literature or other promotional material.

4.4. The applicable Fund and the Underwriter, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material; provided, however, the Fund and the Underwriter may begin using such material if the Company or its designee fails to review or respond within such period. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material

                                    14

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in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.5. The applicable Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the prior permission of the Company.

4.6. The applicable Fund will provide to the Company at least one complete copy of all registration statements, statutory prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall not alter any of such documents provided by the Fund without the prior written consent of the Fund or Underwriter.

4.7. The Company shall provide to the applicable Fund and the Underwriter any material complaints received from the Contract owners pertaining to the Fund or the Designated Portfolio.

4.8. For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone, Internet, or tape recording, videotape display, signs, video streams, computerized media, websites or other public media), sales literature or other promotional material (i.e., any written communication distributed or made generally available to key firms, customers or the public, including brochures, circulars, pitch books, information provided on a website, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sale literature or other promotional material), educational or training materials or other communications distributed or made generally available to some or all agents, wholesalers or employees.

                          ARTICLE V. Fees and Expenses

5.1. Except as otherwise provided herein or within another agreement between the parties and/or Schedule B attached hereto and made a part hereof, no party to this Agreement shall pay any fee or other compensation to any other party to this Agreement. Except as otherwise provided herein, all expenses incident to performance by a party under this Agreement shall be paid by such party.

5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance

                                    15


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in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's statutory prospectuses and registration statement, proxy materials and reports, setting the statutory prospectuses in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

5.3. The Company shall bear the expenses of distributing the Fund's statutory prospectuses to owners of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to such Contract owners.

                        ARTICLE VI. Potential Conflicts

6.1. The parties to this Agreement agree that the conditions or undertakings required by the Mixed and Shared Funding Exemptive Order that may be imposed on the Company, the Fund and/or the Underwriter by virtue of such order by the SEC:
(i) shall apply only upon the sale of shares of the Designated Portfolios to variable life insurance separate accounts (and then only to the extent required under the 1940 Act); (ii) shall apply and be incorporated herein by reference only if any of the Company, any Participating Insurance Company, the Fund or the Adviser relies on the exemptions from Sections 9(a), 13(a), 15(a) or 15(b) of the 1940 Act granted by the Mixed and Shared Funding Exemptive Order; (iii) will be incorporated herein by reference; and (iv) such parties agree to comply with such conditions and undertakings to the extent applicable to each such party notwithstanding any provision of this Agreement to the contrary.

6.2. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the parties to this Agreement shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.6 and 3.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                          ARTICLE VII. Indemnification

7.1.  Indemnification By the Company

     (a) The Company agrees to indemnify and hold harmless the Fund and the Underwriter and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Underwriter within the meaning of
     Section 15 of the 1933 Act or who is under common control with the Underwriter (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other

                                    16

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     reasonable expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

          (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

          (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 2.6 of this Agreement); or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; as limited by and in accordance with the provisions of Sections 7.1 (b) and 7.1 (c) hereof.

                                    17

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     (b)  The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

     (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

7.2.  Indemnification by the Underwriter

     (a) The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the

                                    18

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          omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Underwriter; or

          (iv) arise as a result of any failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 2.3 and 2.4 of this Agreement); or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

     (b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

     (c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified

                                    19

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     Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

7.3.  Indemnification By the Fund

     (a) The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

          (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Section 2.3 and 2.4 of this Agreement); or

          (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

                                    20


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          as limited by and in accordance with the provisions of Sections 7.3(b)
          and 7.3(c) hereof. The parties acknowledge that the Fund's indemnification obligations under this Section 7.3 are subject to applicable law.

     (b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or the Account, whichever is applicable.

     (c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

                          ARTICLE VIII. Applicable Law

8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of California.

8.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in

                                    21

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accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive
Order should no longer be necessary under applicable law, then Article VI shall no longer apply.

                            ARTICLE IX. Termination

9.1. This Agreement shall continue in full force and effect until the first to occur of:

     (a) termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months advance written notice delivered to the other parties; or

     (b) termination by the Company by written notice to the applicable Fund and the Underwriter based upon the Company's determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

     (c) termination by the Company by written notice to the applicable Fund and the Underwriter in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

     (d) termination by the Company by written notice to the applicable Fund and the Underwriter with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Section 2.4 hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

     (e) termination by a Fund or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 2.6 hereof; or

     (f) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (g) termination by the Company upon any substitution of the shares of another investment company or Designated Portfolios thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Underwriter of the date of substitution; or

     (h) termination by a Fund if the Board has decided to (i) refuse to sell shares of any Designated Portfolio to the Company and/or any of its Accounts; (ii) suspend or terminate the offering of shares of any Designated Portfolio; or (iii) dissolve,

                                    22

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          reorganize, liquidate, merge or sell all assets of the Fund or any
          Designated Portfolio, subject to the provisions of Section 1.1; or

          (i) termination by any party in the event that the Fund's Board of Trustees determines that a material irreconcilable conflict exists as referred to in Mixed and Shared Funding Exemptive Order and the conditions thereof incorporated herein by reference in Article VI.

9.2. (a) Notwithstanding any termination of this Agreement, and except as provided in Section 9.2(b), the applicable Fund(s) and the Underwriter shall, at the option of the Company, continue, until the one year anniversary from the date of termination, and from year to year thereafter if deemed appropriate by such Fund(s) and the Underwriter, to make available additional shares of the Designated Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, based on instructions from the owners of the Existing Contracts, the Accounts shall be permitted to reallocate investments in the Designated Portfolios of a Fund and redeem investments in the Designated Portfolios, and shall be permitted to invest in the Designated Portfolios in the event that owners of the Existing Contracts make additional premium payments under the Existing Contracts.

The Company agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Accounts in the Designated Portfolios within one year from the date of termination of the Agreement as provided in Article IX. Such steps shall include, but not be limited to using its best efforts to seek an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. A Fund may, in its discretion, permit the Accounts to continue to invest in the Designated Portfolios beyond such one year anniversary for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that such Fund agrees in writing to permit the Accounts to continue to invest in the Designated Portfolios at the beginning of any such year.

(b) In the event (i) the Agreement is terminated pursuant to Sections 9.1(e), 9.1(h) or 9.1(i),at the option of the Fund or the Underwriter; or (ii) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in Section 9.2(a), such subsequent anniversary is reached (each of (i) and (ii) referred to as a "triggering event" and the date of termination as provided in (i) or the date of such anniversary as provided in (ii) referred to as the "request date"), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the Designated Portfolios held by the Accounts, received by the Fund and its agents as of the request date, and the Fund agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Fund's registration statement.

                                    23

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(c)  The parties agree that this Section 9.2 shall not apply to any terminations under Article VI and the effect of such Article VI terminations shall be governed by Article VI of this Agreement. The parties further agree that, to the extent that all or a portion of the assets of the Accounts continue to be invested in the Fund or any Designated Portfolio of the Fund, Articles I, II, VI, VII and VIII will remain in effect after termination.

9.3. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

                               ARTICLE X. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

        If to PIMCO Variable Insurance Trust:

                 PIMCO Variable Insurance Trust
                 840 Newport Center Drive
                 Newport Beach, CA 92660
                 Attention: Legal Department

                 With a copy to:

                 Pacific Investment Management Company LLC
                 840 Newport Center Drive
                 Newport Beach, CA 92660
                 Attention: Legal Department

        If to PIMCO Equity Series VIT:

                 PIMCO Equity Series VIT
                 840 Newport Center Drive
                 Newport Beach, CA 92660
                 Attention: Legal Department

                 With a copy to:

                 Pacific Investments Management Company LLC
                 840 Newport Center Drive
                 Newport Beach, CA 92660
                 Attention: Legal Department

        If to the Company:

                 Forethought Life Insurance Company
                 300 North Meridian Street Suite 1800
                 Indianapolis, IN 46204
                 Attn: Eric Todd, EVP, Chief Investment Officer

                                    24

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        If to Underwriter:

                 PIMCO Investments LLC
                 1633 Broadway, 45th Floor
                 New York, NY 10019

                           ARTICLE XI. Miscellaneous

11.1. All persons dealing with a Fund must look solely to the property of such Fund, and in the case of a series company, the respective applicable Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against such Fund. The parties agree that neither the Board, officers, agents nor shareholders of such Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

11.2. Any use or disclosure of nonpublic personal information (as defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor or federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time) is specifically and expressly limited to the use or disclosure that is required or permitted by applicable privacy laws. Each party shall, as required by applicable privacy laws, implement and maintain reasonable administrative, technical, and physical safeguards designed to insure the security and confidentiality of nonpublic personal information; protect against anticipated threats or hazards to the security or integrity of nonpublic personal information; and protect against unauthorized access, disclosure, or use of nonpublic personal information.

11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the applicable Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance contract operations of the Company are being conducted in a manner consistent with the applicable variable insurance contract laws and regulations and any other applicable law or regulations.

                                    25


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11.7.  The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

                                    26

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                            FORETHOUGHT LIFE INSURANCE COMPANY

                            By:
                                     --------------------------------------
                            Name:
                            Title:
                            Date:

                            PIMCO VARIABLE INSURANCE TRUST

                            By:
                                     --------------------------------------
                            Name:
                            Title:
                            Date:

                            PIMCO EQUITY SERIES VIT

                            By:
                                     --------------------------------------
                            Name:
                            Title:
                            Date:

                            PIMCO INVESTMENTS LLC

                            By:
                                     --------------------------------------
                            Name:
                            Title:
                            Date:

                                    27


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                                   SCHEDULE A

The term "Designated Portfolios" will include any series of the PIMCO Variable Insurance Trust or the PIMCO Equity Series VIT that offers Administrative, Institutional, Advisor and/or M Class Shares and that is operating as of the date of this Agreement or that thereafter commences operations, other than any such series that ceases operations.

ACCOUNTS:

Forethought Life Insurance Company Separate Account A

                                    28


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                                   SCHEDULE B

                             ALLOCATION OF EXPENSES

ITEM                                   PAID BY THE COMPANY                   PAID BY THE TRUST OR UNDERWRITER
----------------------------------------------------------------------------------------------------------------
Registration Statements  Preparing and filing the Separate Account's      Preparing and filing the Trust's
                         registration statement                           registration statement
Prospectuses,            Text composition and alterations for Separate    Text composition and alterations for
Supplements, and         Account prospectus, supplements and statements   Designated Portfolio prospectuses,
Statements of            of additional information                        supplements and statements of
Additional Information                                                    additional information
                         Printing, processing, mailing and distributing   Printing, processing, mailing and
                         or electronically delivering of Separate         distributing and/or electronically
                         Account prospectuses, supplements and            delivering of Designated Portfolios
                         statements of additional information to new and  prospectuses, supplements and
                         existing Contract owners as required by          statements of additional information
                         applicable law                                   for use with Contract owners with
                         Printing, processing, mailing and distributing   contract value allocated to a
                         Separate Account and Designated Portfolios       Designated Portfolio, including
                         prospectuses, supplements and statements of      Contract owners making an initial
                         additional information for use with prospective  investment in a Designated Portfolios,
                         Contract owners and existing contract owners     as required by applicable law (1)
                         who do not have contract value allocated to a
                         Designated Portfolio
Documents and                                                             Printing, processing, mailing and
Communications related                                                    distributing or electronically
fund to changes                                                           delivering Designated Portfolios and
                                                                          Separate Account supplements and other
                                                                          communications related to fund
                                                                          substitutions, fund closings, fund
                                                                          mergers and other similar fund
                                                                          transactions (1)

                                    29

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
ITEM                                   PAID BY THE COMPANY                   PAID BY THE TRUST OR UNDERWRITER
----------------------------------------------------------------------------------------------------------------
Annual and Semi-Annual   Text composition of annual and semi-annual       Text composition of annual and
Reports                  reports of the Separate Account                  semi-annual reports of the Designated
                         Printing, processing, mailing, and distributing  Portfolios
                         or electronically delivering annual and          Printing, processing, mailing, and
                         semi-annual reports of the Separate Account to   distributing or electronically
                         Contract owners                                  delivering annual and semi-annual
                                                                          reports of the Designated Portfolios
                                                                          to Contract owners (1)
Proxies                  Text composition, printing, processing,          Text composition, printing,
                         mailing, distributing or electronically          processing, mailing, distributing or
                         delivering and tabulation of proxy statements    electronically delivering and
                         and voting instruction solicitation materials    tabulation of proxy statements and
                         to Contract owners with respect to proxies       voting instruction solicitation
                         sponsored by the Separate Accounts               materials to Contract owners with
                                                                          respect to proxies sponsored by a
                                                                          Designated Portfolios or the Trust (1)

------------

(1) The Company may request that the Trust provide typeset electronic document files of such documents for use with Contract owners. The Company may choose to print the Designated Portfolios' prospectus(es), statement of additional information, and semi-annual and annual reports, or any of such documents, in combination with such documents of other fund companies; or may utilize electronic delivery for such fund documents. In this case, the Trust's share of the total expense for printing, processing, mailing, and distribution of the combined materials or of electronic delivery of such materials shall be allocated based upon the methodology deemed reasonable and appropriate by the Company.

                                    30


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                                   SCHEDULE C

                           PROCESSING SPECIFICATIONS

I. NAV AND DIVIDEND INFORMATION

Information regarding NAV and Dividend Distribution shall be provided in such format as mutually agreed by the parties from time to time.

II. NSCC TRANSACTIONS

The following terms and conditions shall apply with respect to the receipt and transmission of orders routed through the NSCC in accordance with the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform cycle file:

A. Subject to the terms of the statutory prospectus and SAI, including the right to reject any order, the Fund will accept orders to purchase shares of the Designated Portfolios available using the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform. The Fund will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for Designated Portfolios shares by federal funds wire using the NSCC's Fund/ SERV platform in accordance with the rules and regulations of the NSCC, as the same may be amended from time to time.

B. The Company shall use best efforts to promptly notify the Fund or its designated transfer agent of its inability to use the NSCC's DCC&S platform by telephone and/ or facsimile.

C. The Fund will provide the Company with account positions and activity data using the NSCC's Networking platform (i.e., the NSCC's product that allows the exchange of account level information electronically).

D. Proceeds in respect of shares in the Designated Portfolios redeemed shall be effectuated using the NSCC's Fund/SERVplatform.

E. The Distributor shall furnish notice to the Company of any income, dividends or capital gain distributions payable on the Designated Portfolios' shares through the NSCC's Fund/SERV and/or Mutual Fund Profile services, as applicable. F.

III. EXCEPTIONS

If the Company is prevented from transmitting Day 1 Trades to the Fund, or its designee, through Fund/Serv on Day 2 due to any circumstances (such as computer system failures experienced by the Company or the NSCC, natural catastrophes, or other emergencies or human error), provided that the Company notifies the Fund, or its designee, of such contingency prior to 9:30 a.m. Eastern Time on Day 2, the Company may:

     (a) transmit such Day 1 Trades to the Fund through Fund/SERV prior to 5:00 a.m. Eastern Time on Day 3, and such Day 1 Trades will be effected at the Net Asset

                                    31

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     Value Per Share calculated as of Market Close on Day 1, provided further that (i) the Company notifies the Fund, or its designee, of the Day 1 Trade information prior to 9:00 a.m. Eastern Time on Day 2 and (ii) such transmission is consistent with the Fund's NSCC Security Profile; or

     (b) transmit and settle the Day 1 Trades through means other than Fund/SERV prior to 9:00 a.m. Eastern Time on Day 2, and such Day 1 Trades will be effected at the Net Asset Value Share calculated as of Market Close on Day 1.

                                    32